STOCK PURCHASE PLAN

This Stock Purchase Plan (the “Purchase Plan”) is entered into on March __, 2011 by and between Morgan Stanley Smith Barney, LLC, (“MSSB”) and Lone Oak Acquisition Corporation (the “Company”).  This Purchase Plan relates to the purchase, on a “not held” basis, of ordinary shares (the “Ordinary Shares”) issued by  the Company, and is intended to comply with the provisions of Rule 10b5-1 (“Rule 10b5-1”) .

A)	Purchase Plan Requirements

1.	On any day on which the OTC Bulletin Board is open for business, MSSB will act as the Company’s exclusive agent to repurchase Ordinary Shares in accordance with Appendix A.

2.
Purchases made by MSSB pursuant to this Purchase Plan shall be made only in accordance with Appendix A, and shall be made at the prevailing market prices, pursuant to the limitations stated in Appendix A, in open-market transactions.

3.	MSSB shall be entitled to a commission of .10 cents per share for the first 100,000 Ordinary Shares purchased and 6 cents per share for the balance of the Ordinary Shares purchased.

4.
MSSB shall endeavor to make purchases of the Ordinary Shares in accordance with the provisions of Rule 10b-18 as promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b-18”).  However, if for any reason, the Rule 10b-18 safe harbor is unavailable at the time of the purchases, MSSB shall nonetheless continue to make purchases as required by Appendix A and shall use its best efforts to comply with as many of the requirements of Rule 10b-18 as possible.

B)	The Company’s Representations , Warranties and Covenants

The Company makes the following representations and warranties, each of which shall continue while this Purchase Plan is in effect and will survive the termination of this Purchase Plan:

1.
At the time of the Company’s execution of this Purchase Plan, the Company is not aware of any material, non-public information with respect to the Company or the Ordinary Shares.  The Company is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.

2.
Purchases of Ordinary Shares under this Purchase Plan have been duly authorized by the Company and are not prohibited by any legal, regulatory or contractual restriction or undertaking binding on the Company.  The Company will inform MSSB as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Purchase Plan by MSSB or the Company and of the occurrence of any event that would cause the Purchase Plan to be suspended or to end as contemplated in Section D and Section F.

3.	The Company agrees not to enter into or alter any corresponding or hedging transaction with respect to the Ordinary Shares while this Purchase Plan remains in effect.

4.
The Company acknowledges and agrees that the Purchase Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code, as it may be amended (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

5.	This Purchase Plan constitutes the Company’s legal, valid and binding obligation enforceable against the Company in accordance with its terms.

6.
The Company acknowledges and agrees that purchases of Ordinary Shares by MSSB pursuant to Appendix A may not actually be permitted to be made in accordance with Rule 10b-18 and that in such event, in accordance with paragraph A) 4, above, MSSB shall nevertheless continue to make purchases of Ordinary Shares as provided in Appendix A and shall use its best efforts to comply with as many of the requirements of Rule 10b-18 as possible.

7.
The Company will promptly notify MSSB upon the consummation of the Company’s initial public offering (“IPO”) and indicate whether the underwriter in such IPO exercised its over-allotment. option to any extent (as described in the Registration Statement (defined below)).  If the underwriter does not exercise such over-allotment option on the closing of the IPO, the Company will promptly notify MSSB of the exercise of such option or its expiration.  Such notification will provide MSSB with the total number of additional Ordinary Shares, if any, purchased pursuant to the over-allotment option and the total number of Ordinary Shares that may be purchased pursuant to Appendix A.

C)	Purchase Instructions (See Appendix A)

D)	Suspension of Purchases

The Company acknowledges and agrees that MSSB may suspend purchases under this Purchase Plan in the event that:

1.
MSSB determines that it is prohibited from purchasing Ordinary Shares by a legal, contractual or regulatory restriction applicable to it or its affiliates or to the Company and its affiliates and/or its affiliated purchasers as defined under Rule 10b-18 (other than any such restriction relating to the Company’s possession or alleged possession of material nonpublic information about the Company or the Ordinary Shares).

2.
MSSB determines, in its sole discretion, that a market disruption has occurred, beyond the control of MSSB that would materially interfere with MSSB’s ability to carry out the terms of this Purchase Plan.

3.	Trading in the Ordinary Shares is halted or suspended.

4.
If any purchases cannot be executed as required by this Purchase Plan due to any of the events specified in Paragraphs (1), (2) or (3), MSSB shall effect such purchases as promptly as practicable after the cessation or termination of such disruption, applicable restriction or other event.

E)	Modification of this Purchase Plan

Any modification of this Purchase Plan by the Company will be made in good faith and not as part of a scheme to evade the prohibitions of Rule 10b5-1, and only with MSSB’s written consent.  In particular, the Company agrees that the Company will not modify or propose to modify this Purchase Plan at any time that the Company is aware of any material non-public information about the Company and/or the Ordinary Shares and that the Company will be deemed to repeat its representations in Section B at the time of such modification.  Termination of this Purchase Plan by the Company pursuant to Section E (1) (ii) shall not be deemed a modification of this Purchase Plan.

F)	Termination of this Purchase Plan

1.	This Purchase Plan will terminate upon the earliest of one of the following events:

i.	The terms outlined in Appendix A have been met;

ii.	MSSB is prohibited by law or other governmental agency from engaging in purchasing activity as the Company’s agent under this Purchase Plan;

iii.
Upon notification of such by the Company, the date on which the Company announces an initial business combination, as described in the Company’s Registration Statement on Form F-1, as amended (File No. 333-172334) (the “Registration Statement”); and

iv.	Upon notification of such by the Company of its intention to terminate the plan (which may be for any reason), MSSB will terminate the plan as soon as reasonably practicable.

2.	Any transaction pending at the time MSSB receives a notice referred to in Section E , F(1)(iii) or F(1)(iv) shall be completed and MSSB shall receive the commission set forth in Section A (3).

3.
In the event the Purchase Plan is to be terminated due to the occurrence of either of the events referred to in Sections F(1)(iii), F(1)(iv), or F(1)(v), the Company shall notify MSSB of the occurrence of such event as soon as reasonably practicable, but in no event later than such date specified in such section.

G)	Indemnification and Limitation on Liability

1.
The Company agrees to indemnify and hold harmless MSSB (and its directors, officers, employees and affiliates) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorney’s fees and costs) arising out of or attributable to:  a.) any material breach by the Company of this Purchase Plan (including the Company’s representations and warranties), and b.) any violation by the Company of applicable laws or regulations.  The Company will have no indemnification obligations in the case of gross negligence or willful misconduct of MSSB or any other indemnified person. This indemnification will survive the termination of this Purchase Plan.

2.	Notwithstanding any other provision herein, neither MSSB nor the Company will be liable for:

i.
Special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages or any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.

ii.
Any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

3.
The Company acknowledges and agrees that MSSB has not provided the Company with any tax, accounting or legal advice with respect to this Purchase Plan, including whether the Company would be entitled to any of the affirmative defenses under Rule 10b5-1.

H)	Governing Law

This Purchase Plan will be governed by, and construed in accordance with, the laws of the State of New York, without regard to such State’s conflict of laws rules.

I)	Entire Agreement

This Purchase Plan (including any Annexes or Exhibits)  constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral.

This Purchase Plan and each party’s rights and obligations hereunder may not be assigned or delegated without the written permission of the other party and shall inure to the benefit of each party’s successors and permitted assigns, whether by merger, consolidation or otherwise.

J)	Notices

All required notifications under this Purchase Plan shall be made in writing (signed by facsimile) and confirmed by telephone to:

To Issuer: Name: Lone Oak Acquisition Corporation Address: Room 1708 Dominion Centre 43-59 Queen’s Road East Wanchai, Hong Kong Telephone: 852-2851-0260 Fax: E-Mail:berkebakay@bbscapitalmanagement.com	Copies to: Name: Loeb & Loeb, LLP, Attention: Mitchell S. Nussbaum Address: 345 Park Avenue, New York, New York 10154 Telephone: 212-407-4000 Fax: 212-407-4990 E-Mail: mnussbaum@loeb.com

To MSSB: Primary Contact: Alternate Contact #1: Alternate Contact #2: Address: Telephone: Fax: E-Mail:	Copies to: Executive Financial Services Name: Suzanne Levirne Address: 787 Seventh Avenue, 13th Floor New York, NY 10019 Telephone: 212-783-2487 Fax: 646-202-3639 E-mail: Suzanne.levirne@mssb.com

K)	Counterparts

This Purchase Plan may be executed in two or more counterparts and by facsimile signature.

IN WITNESS WHEREOF, the undersigned have executed this Purchase Plan as of the date first written above.

Morgan Stanley Smith Barney, LLC.

Account #

Lone Oak Acquisition Company

By:		By:

Name:	Berke Bakay	Name:	Suzanne Levirne

Title:	Executive Chairman	Title:	Vice-President

Appendix A

Name of Buyer:  ______________                  Name of Issuer:  ________________                Ticker:  _______

Purchase Instructions

*** INFORMATION ON GRID MUST BE TYPED ***

(a) Sale Period(s)		(b) Authorized Number of Ordinary Shares to be Purchased	(c) Authorized Dollar Amount to be Purchased	(d) Limit Price (“Market” if a Market Order)
Start Date	End Date
TBD (See Special Instructions Below)(1)	TBD (See Special Instructions Below)(2)	2,000,000 Ordinary Shares (See Special Instructions Below)(3)	$15,500,000 (See Special Instructions Below)(4)	$7.75

☒   Daily Purchases shall be executed pursuant to the safe harbor conditions of
           SEC Rule 10b-18, if available.

☐   Plan Share Cap
               Authorized Number of Shares to be Purchased Under Plan: _____________

☐   Plan Dollar Cap
               Authorized Dollar Amount to be Purchased Under Plan: _____________
               Inclusive of Commissions:  ☐ YES   ☐ NO

Comments and Special Instructions

1. The Start Date of the Purchase Plan will be 61 days after the effective date of the Registration Statement (as defined in the Purchase Plan).  The Company will promptly notify MSSB of the actual Start Date once the effective date of the Registration Statement is determined.

2. The End Date of the Purchase Plan will be the date on which the Company announces an initial business combination or the date on which the Company decides to engage in a tender offer, each as described in the Registration Statement.  In either event, the Company will promptly notify MSSB of the actual Termination Date once it is determined.

3.  The Authorized Number of Ordinary Shares That May Be Purchased may be increased up to an aggregate of 2,300,000 Ordinary Shares as provided for in the Registration Statement.  The Company will promptly notify MSSB if, and to what amount, the actual total number of Ordinary Shares that may be purchased under the Purchase Plan has been increased.

4. The Authorized Dollar Amount to be Purchased may be increased proportionately with the number of Ordinary Shares that may be purchased as described in note 3 above, up to a maximum of $17,825,000.  The Company will promptly notify MSSB if, and to what amount, the actual maximum authorized dollar amount to be purchased under the Purchase Plan has been increased.